Exhibit 99.1
AMSCAN ANNOUNCES STRATEGIC ALLIANCE WITH AMERICAN GREETINGS
ELMSFORD, NEW YORK (December 22, 2009) — Amscan Holdings, Inc. (Amscan) today announced a strategic alliance with American Greetings Corporation (American Greetings) the Cleveland-based manufacturer and retailer of innovative social expression products.
As part of the alliance, Amscan acquired inventory, equipment and processes used by American Greetings in the manufacture and distribution of party goods. Amscan will have exclusive rights to manufacture and distribute products into various channels, including the party store channel. American Greetings will now source party goods from Amscan and will continue to distribute party goods to various channels, including to its mass, drug, grocery and specialty retail customers.
In connection with the transaction, American Greetings received cash of $24,880,000 and a warrant to purchase approximately 2% of the Common Stock of AAH Holdings Corporation, Amscan’s ultimate parent corporation.
Gerry Rittenberg, Amscan’s Chief Executive said, “We are excited by the opportunities that this new alliance with American Greetings provides. The strength of our two organizations will enable us to better serve the broad retail market.”
###
CONTACT:
James M. Harrison, President
or
Michael A. Correale, Chief Financial Officer
Amscan Holdings, Inc.
914-345-2020

5

Certain statements in this release may constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the effect of price and product competition in the party goods industry in general and in our specific market areas, our ability to anticipate customer demand for products and to design and develop products that will appeal to our customers, our ability to open new stores successfully and/or to identify, execute and integrate acquisitions and to realize synergies, the availability and terms of capital to fund capital improvements, acquisitions and ongoing operations, our ability to manage successfully our franchise program, our ability to improve our fundamental business processes and reduce costs throughout our organization, our ability to attract and retain qualified personnel, changes in availability and costs of goods and services and economic conditions in general. Please see our filings with the Securities and Exchange Commission for a more complete discussion and analysis of these and other risks and uncertainties. You are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release, and we have no obligation or intention to update or revise such forward-looking statements.

6